SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   ----------

                                     FORM 8K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 18, 2000
                                                  ------------------------------


                                ASHFORD.COM, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                   0-27357                      76-0617905
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(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)


3800 BUFFALO SPEEDWAY, SUITE 400, HOUSTON, TEXAS                           77098
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code (713) 369-1300
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        (Former name or Former Address, if Changed Since Last Report.)

ITEM 5.     OTHER EVENTS.

      On September 18, 2000, Ashford.com, Inc. (the Company) executed a three-year, $25 million revolving credit facility with Congress Financial Corporation, a unit of First Union National Bank. The credit facility is to be used for working capital needs and is secured by the Company's assets. Availability under the credit facility is determined pursuant to a borrowing base as defined in the agreement. Amounts outstanding under the credit facility bear interest at the prime rate or LIBOR plus 250 basis points, as elected by the Company.

ITEM 7.     EXHIBITS.

(c)   Exhibits:

      EXHIBIT
      NUMBER    DESCRIPTION
      -------   -----------
      10.11+    Loan and Security Agreement by and among Congress
                Financial Corporation (Southwest) as Lender and
                Ashford.com, Inc., Ashford Buying Company, Ashford
                Corporate Gifts, Inc., and Ashford-Jasmin
                Fragrance Company
      99.1      Text of Press Release dated July 27, 2000
      99.2      Text of Press Release dated September 25, 2000

      + Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits to this Loan and Security Agreement have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ASHFORD.COM, INC.

Date:  October 3, 2000           By: /s/ DAVID F. GOW
                                     David F. Gow
                                     Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
10.11+ Loan and Security Agreement by and among Congress Financial Corporation (Southwest) as Lender and Ashford.com, Inc., Ashford Buying Company, Ashford Corporate Gifts, Inc., and
          Ashford-Jasmin Fragrance Company
99.1      Text of Press Release dated July 27, 2000
99.2      Text of Press Release dated September 25, 2000

+ Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits to this Loan and Security Agreement have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request.